10-QSB Exhibit(10)(xii)


                       TAYLOR DEVICES, INC.

           WRITTEN CONSENT TO ACTION IN LIEU OF MEETING

     The undersigned, being all members of the Board of Directors of TAYLOR DEVICES, INC., a New York corporation (the "Company"), hereby consent, pursuant to Section 708(b) of the Business Corporation Law of New York, to the adoption of the following Resolutions authorizing the actions indicated therein, without a meeting:

          WHEREAS, the Board of Directors believes that it is in the best interest of the Company to continue to retain and attract quality candidates to serve on its Board of Directors, and as its executive officers; and

          WHEREAS, such persons are entitled to and should be provided with protection against personal liability to the full extent permitted by law, the Company's Certificate of Incorporation and By-laws, as each may be amended from time to time.

          NOW THEREFORE,  it is

          RESOLVED, that in accordance with Article VIII, Section
     1 of the Company's By-laws, such By-laws shall be and hereby are amended to delete in its entirety the second sentence of
     Section 1 of Article V; and to add an additional subsection to the first sentence of the original Section 1, so that Article V shall hereinafter read in its entirety, as follows:


                            ARTICLE V

                            INDEMNITY

               Section 1. To the full extent authorized by law, the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether criminal or civil, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Corporation or serves or served any other corporation in any capacity at the request of the Corporation.

               Section 2. The Corporation shall have authority to enter into agreements, from time to time and as amended, with any Director or officer (each such person hereinafter referred to as an "Indemnitee") to indemnify and advance the expenses of any Indemnitee to the full extent permitted by the New York Business Corporation Law, as the same now exists or as may hereafter be amended ("Indemnity Agreement").

               The indemnification and advancement of expenses granted to an Indemnitee pursuant to this Article shall not be exclusive of or limiting as to any other rights to which such Indemnitee may be entitled, when authorized by
          (a) a resolution of shareholders or (b) a resolution of directors, or (c) an Indemnity Agreement. No amendment, modification, or rescission of these By-laws shall be effective to limit any person's right to indemnification with respect to any cause of action that accrues, or other incident or matter that occurs, prior to the date on which such modification, amendment or rescission is adopted.


AND it was further

          RESOLVED, that the indemnity agreement, proposed to be entered into by the Company with each member of the Board of Directors and such executive officers of the Company as this Board shall hereinafter identify, be and hereby is, adopted in substantially the form attached to this Written Consent as Exhibit A (the "Indemnity Agreement"); and it was further

          RESOLVED, that the President be and hereby is authorized on behalf of the Company to enter into the Indemnity Agreement between and with each member of the Board of Directors of the Company; and it was further

          RESOLVED, that upon recommendation of the President, the Company be and hereby is authorized to enter into an Indemnity Agreement with Kenneth G. Bernstein, Treasurer of the Company; and it was further

          RESOLVED, that following ratification, approval and confirmation of these actions by the affirmative vote of a majority of the common shares cast by shareholders of the Corporation at a meeting duly called and held, the Secretary of the Company be and hereby is directed to file a copy of fully executed Indemnity Agreements with the minutes of such Shareholder Meeting, or place such copies in the Secretary's File.

     IN WITNESS WHEREOF, the undersigned have executed this Written Consent as the entire Board of Directors of TAYLOR DEVICES, INC.
this 22 day of August, 1996.


                                    /s/Douglas P. Taylor
                                       DOUGLAS P. TAYLOR


                                    /s/Richard G. Hill
                                       RICHARD G. HILL


                                    /s/Joseph P. Gastel
                                       JOSEPH P. GASTEL


                                    /s/Donald B. Hofmar
                                       DONALD B. HOFMAR


                                    /s/Randall L. Clark
                                       RANDALL L. CLARK